UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  January 13, 2010

RemoteMDx, Inc.
(Exact name of registrant as specified in its charter)

Utah (State or other jurisdiction of incorporation)	0-23153 (Commission File Number)	87-0543981 (IRS Employer Identification No.)

150 West Civic Center Drive, Suite 400, Sandy, Utah  84070
(Address of principal executive offices, Zip Code)

Registrant's telephone number, including area code: (801) 451-6141

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

On January 13, 2010, RemoteMDx, Inc. (the “Registrant”) closed on the exchange of debt and sale of equity securities described below and is issuing a total of 25,186 shares of Series D Convertible Preferred Stock (the “Series D Preferred”) having an aggregate stated value of $20,323,204, convertible in the aggregate, to 151,116,000 shares of Common Stock. The total cash paid for 9,200 shares of the Series D Preferred was $4,600,000.  The face amount (including principal and interest) of debt extinguished in exchange for a total of 15,986 shares of Series D Preferred was $15,723,204. The Registrant also received subscriptions to purchase an additional 3,000 shares of Series D Preferred for cash of $1,500,000, to be issued following receipt of the funds related to such subscriptions.  Cash proceeds from the offering will be used for operations, including expenses related to the recapitalization and equity raise described above.  In total, cash received, debt conversion and outstanding subscription agreements equate to $21, 823,204.

The issuance of such securities were exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) of the Securities Act for transactions not involving a public offering and Rule 506 promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended. The securities are being issued to 37 accredited investors in a private placement conducted by officers and directors of the Registrant. A Form D will be filed by the Registrant reporting additional information regarding the sale of the securities.

Effective December 3, 2009, the Registrant amended its Articles of Incorporation to authorize 50,000 shares of Series D Preferred stock, and establish the designations, rights and preferences for the Series D Preferred stock.  According to the Certificate of Designation of Rights and Preferences of the Series D Preferred stock (the “Certificate”), a copy of which is filed as an exhibit with this Report on Form 8-K, the holders of these securities are entitled to the following preferences and other rights. The following summary is qualified in its entirety by the description contained in the Certificate.

Rank. The Series D Preferred stock ranks senior as to liquidation rights to the Registrant’s Common Stock, and all other classes and series of equity securities of the Registrant which by their terms do not rank senior to the Series D Preferred stock (collectively with the Common Stock, “Junior Stock”). The Series D Preferred stock is subordinate and ranks junior to all indebtedness of the Registrant.

Payment of Dividends. Dividends declared by the Registrant are payable on the Series D Preferred stock on a pro rata basis with the Common Stock and all other equity securities of the Registrant ranking pari passu with the Common Stock as to the payment of dividends, before certain distributions are paid on, or declared and set apart for Junior Stock, other than the Common Stock.  In addition, the Registrant is prohibited from declaring, paying or setting apart for payment any dividend or making any distribution on Junior Stock (other than dividends or distributions payable in shares of the Junior Stock) unless, at the time of such dividend or distribution, the Registrant shall have paid all unpaid dividends on the outstanding shares of Series D Preferred stock. In addition, holders of the Series D Preferred stock are entitled to receive quarterly dividends accrued on March 31, June 30, September 30, and December 31 of each year, cumulative dividends on the Series D Preferred stock at the rate per share equal to 8% per annum, payable in cash or shares of Common Stock at the sole discretion of the Registrant.  If a dividend is paid in shares of Common Stock of the Registrant, the number of shares to be issued will be based on the average per share market price of the Common Stock for the 14-day period immediately preceding the applicable accrual date (i.e., March 31, June 30, September 30, or December 31, as the case may be).  Dividends are paid quarterly, no later than the thirtieth day following the end of the accrual period.

Voting Rights. Except as otherwise required by Utah law and in the Certificate, the Series D Preferred stock will vote with the Common Stock on an as-converted basis. The Common Stock into which the shares of Series D Preferred stock are convertible shall, upon issuance, have all of the same voting rights as other issued and outstanding Common Stock of the Registrant. In addition, the Series D Preferred have special voting rights, including the following:

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With respect to any combination of the Registrant’s issued and outstanding Common Stock and with respect to an increase in the number of shares of Common Stock the Registrant is authorized to issue pursuant to the Articles of Incorporation, the holders of the Series D Preferred stock as a class shall be deemed to hold sixty percent (60%) of the issued and outstanding shares of Common Stock, notwithstanding the number of shares of Common Stock then outstanding or the conversion ratio applicable to the Series D Preferred stock then in effect.

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The affirmative vote at a meeting duly called and held for such purpose or the written consent without a meeting, of the holders of not less than a majority of the then outstanding shares of Series D Preferred stock (in addition to any other corporate approvals then required to effect such action), is required (i) for any change to the Certificate which would amend, alter, change or repeal any of the powers, designations, preferences and rights of the Series D Preferred stock; (ii) for the issuance of shares of Series D Preferred stock other than pursuant to the Series D Preferred Stock Purchase Agreement, provided, however, that nothing in the Certificate shall prevent or limit the Registrant from issuing shares of Series D Preferred stock in exchange for the conversion of the Registrant’s debt; or (iii) for the Registrant to authorize, create, issue or increase the authorized or issued amount of any class or series of stock, which shares rank senior to, or have preference, privilege or priority to, the Series D Preferred stock.

Liquidation Preference. Holders of the Series D Preferred stock also are entitled to preferences upon liquidation, dissolution or winding up of the Registrant, voluntary or involuntary, before any payment is made or any assets distributed to holders of any Junior Stock.

Conversion. The holder of Series D Preferred has the right to convert the Series D Preferred stock into shares of Common Stock of the Registrant under certain circumstances.  Each share of Series D Preferred stock is convertible into 6,000 shares of Common Stock, subject to adjustment as provided in the Certificate.

Optional Redemption. At any time on or after December 1, 2010, the Registrant has the right, exercisable at its option, to redeem from funds legally available there for all or any portion of the then-outstanding and unconverted shares of the Series D Preferred stock at a price and on the terms contained in the Certificate. Any redemption of less than all of the Series D Preferred stock shall be pro rata among the holders of the Series D Preferred stock based on the number of shares of Series D Preferred stock held by each holder of record at the time of such partial redemption.

The following table lists the investors acquiring the Series D Preferred stock (a) through the exchange or conversion of debt, and (b) for cash, and the amount of such securities acquired by each.

Investor	Cash / Debt	Amount	Number of Series D Preferred Shares

Otter Capital, LLC	Exchange of Debt	$405,575	406
Advance Technology Investors, LLC	Exchange of Debt	$3,188,630	3,189
U/W Mark Weidman Trust	Exchange of Debt	$106,288	107
Dina Weidman	Exchange of Debt	$106,288	107
Mountain Land Cattle	Exchange of Debt	$75,000	75
Group Investment Solutions, LLC	Exchange of Debt	$250,000	250
Taube Family Trust	Exchange of Debt	$205,013	205
TFT Partners, LLC	Exchange of Debt	$51,254	52
Laurence Blickman	Exchange of Debt	$102,507	103
Robert Naify Living Trust	Exchange of Debt	$102,507	103
Adrienne Baker	Exchange of Debt	$89,576	90
Anasazi Partners III, LLC	Exchange of Debt	$251,580	252
Klapper Family Trust	Exchange of Debt	$590,000	590
Clydesdale Partners II, LLC	Exchange of Debt	$780,000	780
Stuart J. Kahn	Exchange of Debt	$300,000	300
William B. Stevenson	Exchange of Debt	$300,000	300
John C. Walsey	Exchange of Debt	$300,000	300
Commerce Financial, LLC	Exchange of Debt	$2,148,414	2,149
David Derrick	Exchange of Debt	$3,144,000	3,400
Robert Childers	Exchange of Debt	$50,000	50
James Dalton	Exchange of Debt	$15,000	15
Larry Schafran	Exchange of Debt	$110,000	110
David Hanlon	Exchange of Debt	$115,000	115
Lintel Corporation	Exchange of Debt	$902,000	902
Anasazi Partner III, Offshore	Exchange of Debt	$131,570	132
Christopher Baker	Exchange of Debt	$284,860	285
Clydesdale Partners, LLC	Exchange of Debt	$355,000	355
James and Beverly Carter	Exchange of Debt	$87,714	88
Robert and Barbara Sargenti	Exchange of Debt	$87,714	88
Charles Alberta	Exchange of Debt	$43,857	44
Scott Carter	Exchange of Debt	$43,857	44
JBD Management LLC	Exchange of Debt	$1,000,000	1,000

Subtotal for debt conversions		$15,723,204	15,986

Comediahill Business SA	Cash	$1,000,000	2,000
Mara Holdings Limited	Cash	$1,000,000	2,000
Kofler Ventures S.a r.l	Cash	$1,000,000	2,000
Jeff Peterson	Cash	$100,000	200
Laemi Real Estates, Inc.	Cash	$1,500,000	3,000

Subtotal for cash proceeds		$4,600,000	9,200

Totals		$20,323,204	25,186

Item 9.01            Financial Statements and Exhibits

(d)  Exhibits.  The Registrant issued a press release on January 14, 2010, announcing the initial closing of the private placement of its Series D Convertible Preferred Stock.  A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

The following table describes the exhibits furnished with this report.

Exhibit No.	Description
3.1	Amendment to Articles of Incorporation, Designation of Rights and Privileges of Series D Convertible Preferred Stock
10.1	Form of Series D Convertible Preferred Stock Purchase Agreement
10.2	Form of Series D Convertible Preferred Stock Exchange Agreement
99.1	Press Release of January 14, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RemoteMDx, Inc.

By:	/s/ David G. Derrick
David G. Derrick Chief Executive Officer

Date:  January 14, 2010